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[Company Letterhead]




                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS

We agree to the incorporation by reference in this Form 8-K of First Bank System, Inc. of our report dated January 31, 1997 appearing in the Annual Report on Form 10-K of U.S. Bancorp for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Portland, Oregon
June 17,1997